Exhibit 10.4

AMPIO PHARMACEUTICALS, INC.

2019 STOCK AND INCENTIVE PLAN

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NOTICE OF GRANT OF RESTRICTED STOCK

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Ampio Pharmaceuticals, Inc. (“Company”), pursuant to the Ampio Pharmaceuticals, Inc. 2019 Stock and Incentive Plan (“Plan”), hereby grants you the opportunity under the Plan to receive Restricted Stock as of the “Grant Date” set forth below.

Participant Name:
Grant Date:
Number of Shares of Restricted Stock Awarded:
Vesting Commencement Date:	October 11, 2021
Vesting Schedule:

The Restricted Stock shall vest as follows:  [•] shares of Restricted Stock shall vest on the Vesting Commencement Date, and [•] shares of Restricted Stock shall vest on January 1, 2022, and annually each year thereafter, such that all shares of Restricted Stock will be fully vested on the three-year anniversary of January 1, 2022, subject to your continued employment with the Company or any of its Subsidiaries (the “Ampio Companies”) through the applicable date. In the event that a Sale Event occurs with respect to the Company prior to your termination of employment with the Ampio Companies, any portion of your Restricted Stock that is not vested shall vest upon such Sale Event.

§ 83(b) Elections	Allowed using the Election attached as Attachment III

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This award of Restricted Stock is subject to all terms and conditions set forth herein and in the Restricted Stock Award Agreement (Attachment I), the Plan (Attachment II), the Section 83(b) Election: Restricted Stock (Attachment III), and Designation of Death Beneficiary (Attachment IV), all of which are incorporated herein in their entirety.  Capitalized terms not explicitly defined herein are defined in the Plan or the Restricted Stock Award Agreement.  If this Notice of Grant of Restricted Stock or Restricted Stock Award Agreement conflict with the Plan, the Plan will control.

COMPANY:	PARTICIPANT:

[Name, Title]	Signature

Date	Name (Please Print)

Date

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ATTACHMENT I

AMPIO PHARMACEUTICALS, INC.

2019 STOCK AND INCENTIVE PLAN

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RESTRICTED STOCK AWARD AGREEMENT

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Ampio Pharmaceuticals, Inc. (“Company”) has granted you an award of Restricted Stock (“Award”) under its Ampio Pharmaceuticals, Inc. 2019 Stock and Incentive Plan (“Plan”), as set forth in the Notice of Grant of Restricted Stock (“Grant Notice”) to which this Restricted Stock Award Agreement is attached.  Capitalized terms not explicitly defined herein are defined in the Plan.  The details of your Award, in addition to those set forth in the Plan, are as follows:

1.VESTING. Subject to any limitations in the Plan, your Award will vest as provided in your Grant Notice.  Notwithstanding any contrary provision in the Plan or Grant Notice, your Award will vest with respect to whole Shares only; no fractional shares shall be distributed, and cash shall be paid in lieu thereof.

2.SALE EVENT VESTING. In the event that a Sale Event occurs with respect to the Company prior to your termination of employment with Ampio Companies, any portion of your Award that is not vested shall vest, and become exercisable, upon such Sale Event.

3.TERMINATION OF EMPLOYMENT.  Except as otherwise provided herein, this Award shall be canceled and become automatically null and void (and you will forfeit all rights to and regarding any unvested shares of Restricted Stock without any payment whatsoever to you) immediately after termination of your employment with the Company or any of its Subsidiaries (the “Ampio Companies”) for any reason, but only to the extent you have not become vested in your Restricted Stock on or at the time your employment with the Ampio Companies ends. Notwithstanding the foregoing, in the event that you voluntarily terminate your employment with the Ampio Companies for Good Reason, your employment with the Ampio Companies is terminated by an Ampio Company other than for Cause, or if you die or an Ampio Company terminates your employment due to your Disability, any portion of your Restricted Stock that is not vested shall become vested on the date of your termination of employment with the Ampio Companies.

(a)For purposes of this Award Agreement, “Cause” shall have the meaning set forth in the employment agreement between you and any of the Ampio Companies.  In the event that you are not party to an employment agreement or your employment agreement does not contain a definition of “Cause,” it shall mean (i) your willful malfeasance or willful misconduct in connection with your employment; (ii) your gross negligence in performing any of your duties to the Ampio Companies; (iii) your conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime other than a traffic violation or infraction which is a misdemeanor; (iv) your willful and deliberate violation of an Ampio Company policy, (v) your unintended but material breach of any written policy applicable to all employees adopted by an

Ampio Company which is not cured to the reasonable satisfaction of the Board within thirty (30) business days after notice thereof; (vi) your unauthorized use or disclosure of any proprietary information or trade secrets of the Ampio Companies or any other party as to which you owe an obligation of nondisclosure as a result of your relationship with the Ampio Companies, (vii) your willful and deliberate breach of your obligations under any employment agreement with any of the Ampio Companies, or (viii) any other material breach by you of any of your obligations in any employment agreement with any of the Ampio Companies which is not cured to the reasonable satisfaction of the Board within thirty (30) business days after notice thereof.

(b)For purposes of this Award Agreement, “Good Reason” shall have the meaning set forth in the employment agreement between you and any of the Ampio Companies.  In the event that you are not party to an employment agreement or your employment agreement does not contain a definition of “Good Reason,” it shall mean, without your written consent: (i) there is a material reduction in the level of your compensation (excluding any bonuses) (except where there is a reduction applicable to the management team generally, provided, however, that in no case may your base salary be reduced below your starting base salary), (ii) there is a material reduction in your overall responsibilities or authority, or scope of duties (it being understood that the occurrence of a Sale Event shall not, by itself, necessarily constitute a reduction in your responsibilities or authority); or (iii) there is a material change in the principal geographic location at which you must perform services for the Ampio Companies (it being understood that your relocation to a facility or a location within forty (40) miles of the State Capitol Building in Denver, Colorado shall not be deemed material for purposes of this Award).  No event shall be deemed to be “Good Reason” if the Company has cured the event (if susceptible to cure) within 30 days of receipt of written notice from you specifying the event or events which, absent cure, would constitute “Good Reason.”

4.VOTING RIGHTS.  As the owner of record of the shares of Restricted Stock you qualify to receive pursuant to this Award Agreement, you will be entitled to vote such shares of Restricted Stock, provided you hold them on the particular record date for determining stockholders of record entitled to vote.

5.SETTLEMENT THROUGH ISSUANCE OF UNRESTRICTED SHARES OF STOCK.  No unrestricted shares of Stock will be issued before you complete the requirements that are necessary for you to vest in your Restricted Stock.  The Company will issue to you or your duly-authorized transferee, free from vesting restrictions (but subject to such legends as the Company determines to be appropriate), one unrestricted share of Stock for each vested share of Restricted Stock, as soon as practicable after the date on which your shares of Restricted Stock vest in whole or in part; provided that the number of shares of Stock issued to you shall be reduced by a number of shares of Stock having a Fair Market Value equal to the minimum statutory “Withholding Taxes” (meaning the aggregate amount of federal, state, local, and foreign income, social insurance, payroll, and other taxes that the Company and any Subsidiaries are required or permitted to withhold in connection with any award) required in connection with the settlement of your Restricted Stock, and with cash being withheld from your pay for any additional withholding and employment taxes that Applicable Laws may require.  Certificates shall not be delivered to you unless and until all applicable conditions of this Award have been satisfied, including all employment and tax-withholding obligations.

6.SECURITIES LAW RESTRICTIONS.  Regardless of whether the offering and sale of Shares under the Plan have been registered under the Exchange Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Exchange Act or the securities laws of any state or any other law or to enforce the intent of this Award.

7.NOT A CONTRACT OF EMPLOYMENT.  By executing this Award Agreement you acknowledge and agree that (a) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company or any of its Subsidiaries, nor shall it affect in any way your right or the right of the Company or any of its Subsidiaries to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (b) the Company would not have granted this Award to you but for these acknowledgements and agreements.

8.HEADINGS.  Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

9.SEVERABILITY.  Every provision of this Award Agreement and of the Plan is intended to be severable.  If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

10.COUNTERPARTS.  This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

11.BINDING EFFECT.  Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

12.MODIFICATIONS.  The Committee may amend or modify this Award Agreement in any manner, provided that the Committee would have had the authority to do so under the Plan.  However, no amendment or modification of this Award Agreement shall impair your rights under this Agreement without your express consent.  Any such amendment, modification or supplementation of this Award Agreement must be in writing and signed by both you and a representative of the Company.

13.TAX CONSEQUENCES.  You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities.  You acknowledge that if you elect to file the Section 83(b) Election: Restricted Stock attached to your Grant Notice as Attachment III, you are solely responsible for filing the election within 30 days from the date that you acquire the Shares and delivering a copy of such election to the Company.

14.	NOTICES.

(a)All notices required or permitted under your Award or the Plan shall be in writing (including electronically) and shall be deemed effectively given: (i) upon personal or electronic delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not during normal business hours of the recipient, then on the next business day, (iii) five calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address hereinafter set forth on the signature page hereof, addressed to you at the last address you provided to the Company, or at such other address as such party may designate by ten days advance written notice to the other party hereto.

(b)By accepting this Award, you consent to receive all documents related to participation in the Plan and this Award by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, though you may opt out of such electronic delivery and electronic system by notifying the Chief Financial Officer of the Company.

(c)By accepting this Award, you acknowledge that you have an affirmative obligation, upon the termination of your employment with the Ampio Companies, to provide a personal email address to be maintained in the Company’s personnel records, which such email address the Company may use, but is not required to use, for purposes of any notice to be provided to you in respect of this Award.

15.GOVERNING PLAN DOCUMENT.  Your Award is subject to all Plan provisions, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

16.CONSENT TO DATA TRANSFER.  You specifically consent to the collection and use, in electronic or other form, of your personal data as described in the Plan.

ATTACHMENT II

AMPIO PHARMACEUTICALS, INC.

2019 STOCK AND INCENTIVE PLAN

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PLAN DOCUMENT

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ATTACHMENT III

AMPIO PHARMACEUTICALS, INC.

2019 STOCK AND INCENTIVE PLAN

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SECTION 83(B) ELECTION: RESTRICTED STOCK

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The undersigned (“Taxpayer”) hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for Taxpayer’s services for Ampio Pharmaceuticals, Inc. (the “Company”), the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	Taxpayer Name:
Taxpayer Address:

Taxpayer SSN/EIN:
Taxable Year For Which
This Election Is Being Made:

2.Description of the property with respect to which Taxpayer is making this election:

___________ shares of common stock of the Company (the “Restricted Shares”).

3.	The Restricted Shares are subject to the following restrictions:

The Restricted Shares are generally are not transferable until Taxpayer’s interest becomes vested and non-forfeitable. The property is subject to a repurchase right pursuant to which the issuer has the right to acquire the property if for any reason taxpayer’s service with the issuer is terminated.

4.

The Restricted Shares were transferred to Taxpayer on __________________, 20__, pursuant to a Notice of Grant of Restricted Stock and Restricted Stock Award Agreement executed on _____ ___, 20__ (together, the “Award Agreement”).

5.

The fair market value of the Restricted Shares at the time of transfer, determined without regard to any restriction other than a non-lapse restriction as defined in Treas. Reg. §1.83-3(h), is:  $_____ per share x _______ shares = $______.

6.	For the Restricted Shares, Taxpayer paid $___ per share x ______ shares = $______.

7.	The amount to include in gross income is $__________. [Item 5 minus Item 6.]

Not later than 30 days after the date of transfer of the Restricted Shares, Taxpayer will file this election with the Internal Revenue Service office with which Taxpayer files his or her annual income

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tax return. The Taxpayer must also deliver a copy to the Company.  Nothing contained herein changes any of the terms or conditions of the Award Agreement or the underlying plan.

Dated:
Taxpayer
Dated:
Taxpayer’s Spouse (if any)

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ATTACHMENT IV

AMPIO PHARMACEUTICALS, INC.

2019 STOCK AND INCENTIVE PLAN

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DESIGNATION OF DEATH BENEFICIARY

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In connection with the Awards designated below that I have received pursuant to the Plan, I hereby designate the person specified below as the beneficiary upon my death of my interest in such Awards.  This designation shall remain in effect until revoked in writing by me.

Name of Beneficiary:
Address:

Social Security No.:

This beneficiary designation relates to any and all of my rights under the following Award or Awards:

☐	any Award that I have received or ever receive under the Plan.

☐the _________________ Award that I received pursuant to an award agreement dated _________ __, ____ between myself and the Company.

I understand that this designation operates to entitle the above named beneficiary, in the event of my death, to any and all of my rights under the Award(s) designated above from the date this form is delivered to the Company until such date as this designation is revoked in writing by me, including by delivery to the Company of a written designation of beneficiary executed by me on a later date.

Date:

By:
Name of Participant

Sworn to before me this

____day of ____________, 20___

___________________________

Notary Public

County of_________________

State of__________________